Exhibit 99.1

CIM Commercial Trust Corporation Strategic Update October 2018 www.cimgroup.com ©2018 CIM Group CMCT CIM Commercial Trust Corporation

Important Disclosures

Free Writing Prospectus. Filed Pursuant to Rule 433 |  Dated October 5, 2018 |  Registration Statement Nos. 333-203639; 333-210880; 333-227707

CIM Commercial Trust Corporation (“CMCT”, “CIM Commercial”, the “Company”) has filed registration statements (including prospectuses and prospectus supplements) with the Securities and Exchange Commission (the “SEC”) and the Israel Securities Authority (“ISA”) for the offerings to which this communication relates. Before you invest, you should read the prospectuses and the prospectus supplements in those registration statements and other documents the Company has filed with the SEC and the ISA for more complete information about the Company and the offerings. You may get these documents for free by visiting the Company’s website at http://shareholders.cimcommercial.com/. Alternatively, you may request to receive a prospectus by calling toll-free at 1-866-341-2653.

You may also access the applicable prospectus for free on the SEC website at www.sec.gov or https://www.tase.co.il/en the as follows:

»           Post-Effective Amendment No. 3 to Form S-11 on Form S-3, dated January 9, 2018, relating to Registration Statement No. 333-203639 (ISA: January 10, 2018, ref: 2018-02-0003273)

»           Prospectus, dated April 13, 2018, relating to Registration Statement No. 333-210880, and Supplement No. 1 thereto, dated May 14, 2018 (ISA: May 15, 2018, ref: 2018-02-048169)

»           Registration Statement on Form S-4, dated October 5, 2018 (Reg. No 333-227707)

Tender Offer. The proposed exchange offer (the “Proposed Exchange Offer”)  involving CMCT’s Series L Preferred Stock described in these materials has not yet commenced. This communication is for informational purposes only and shall not constitute an offer to buy or the solicitation of an offer to sell any securities of the Company, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Prior to any commencement of the Proposed Exchange Offer, the Company will file with the SEC a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents. PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE PROPOSED EXCHANGE OFFER, STOCKHOLDERS ARE URGED TO CAREFULLY READ THOSE MATERIALS, WHEN AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED EXCHANGE OFFER. Copies of materials relating to the Proposed Exchange Offer that the Company files with the SEC may be accessed free of charge through the SEC’s website at www.sec.gov or our website at http://shareholders.cimcommercial.com/sec-filings.

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Important Disclosures Forward-looking Statements. The information set forth herein contains "forward-looking statements." You can identify these statements by the fact that they do not relate strictly to historical or current facts or they discuss the business and affairs of CIM Commercial on a prospective basis. Further, statements that include words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," "pursue," “potential,” “forecast,” “target,” “estimate” or "should" or the negative or other words or expressions of similar meaning, may identify forward-looking statements. CIM Commercial bases these forward-looking statements on particular assumptions that it has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. These forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, including those set forth in CIM Commercial's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the Registration Statement on Form S-11 (Reg. No. 333-210880) relating to the Series A Preferred Stock, the Registration Statement on Form S-3 (Reg. No, 333-203639) relating to the sale of common stock by a selling shareholder, and the Registration Statement on Form S-4 (Reg. No. 333-227707) relating to the potential exchange offer for Series L Preferred Stock. As you read and consider the information herein, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date hereof. These forward-looking statements involve risks, uncertainties and assumptions. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. New factors emerge from time to time, and it is not possible for CIM Commercial to predict all of them. Nor can CIM Commercial assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward-looking statement. CIM Commercial undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. 2

Post-Potential Recapitalization Summary

CMCT

- CMCT would remain principally focused on Class A and creative office assets and also may participate more actively in other CIM Group urban real estate strategies and product types in order to broaden CMCT's participation in CIM Group's $29.1 billion[1] platform and capabilities for the benefit of all classes of stockholders
- Potential recapitalization plan unlocks embedded value and enhances growth prospects & trading liquidity

As of 6/30/2018	Actual	Pro Forma[2]
Debt as % of total capitalization[3,4]	32%	4%
Target common equity	45%	
CMCT officers and directors	2%	6%
Public float	4%	94%
Index eligibility	No	Yes[9]
Total net assets[3,5]	$1.9 billion	$0.6 billion
Estimated net asset value available to common shareholders[3,6]	$1.0 billion	$0.3 billion

- Same-store growth NOI CAGR Target of 4% - 6% through 2023[7]
- Same-store growth without development and accretive acquisitions implies illustrative 2023 net asset value of >$450 million (~$35 per share) from pro forma net asset value of ~$297 million (~$23 per share)[8]

1. As of June 30, 2018. See "Important Disclosures" starting on page 10 and, in particular, the section "Assets Owned and Operated" for additional details.
2. See "Important Disclosures" starting on page 19, and, in particular, "CMCT Pro Forma Capital Structure and CMCT Pro Forma Portfolio."
3. Based on fair value. See "important Disclosures" starting on page 19 and, in particular, "Net Asset Value," with respect to the methodology of the calculation of fair value.
4. For the purpose of the calculation, debt is taken at face value and excludes secured borrowings, SBA 7(a) loan-backed notes, deferred financing costs on our debt, and premiums and discounts on our debt; preferred stock is taken at redemption value; and common equity is reduced by the difference between the face value and the carrying value of our debt, deferred financing costs on our debt, and the difference between the redemption value and carrying value of preferred stock.
5. Total Net Assets represents total assets net of other liabilities, SBA 7(a) loan-backed notes, and secured borrowings.
6. Represents total common equity reduced by the difference between the face value and the carrying value of our debt, deferred financing costs on our debt, and the difference between the redemption value and the carrying value of our preferred stock.
7. Based on cash and segment NOI. Excludes potential from development of already owned sites.
8. See "Post-Potential Recap: Growth Focused in Gateway Markets" starting on page 10 and "Important Disclosures" starting on page 19 and, in particular, "Net Asset Value," with respect to the methodology of the calculation of NAV of CMCT. The illustrative NAV per share at 2023 is based on a number of assumptions, including an increase in NOI at 5% per year, and using the anticipated capital structure of CMCT immediately following the potential recapitalization (which is different from CMCT's target capital structure). Any changes in these assumptions will affect the ability of CMCT to achieve the illustrative NAV per share. There can be no guarantee that CMCT will be able to achieve NOI growth of 5% per year. In addition, as discussed on page 9, CMCT is targeting a capital structure that is different from CMCT's current capital structure.
9. Assumes CMCT Common Stock is added to the CRSP US Equity Index, Russell 2000, MSCI US Real Estate and S&P SmallCap 600 following the potential recapitalization, which, together with other reasons, is expected to make CMCT Common Stock eligible for inclusion on such indices by increasing is public float. There is no guarantee that the potential recapitalization, the inclusion of CMCT Common Stock in such indices or increased public float will occur.

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Potential Recap Plan Unlocks Value, Positions CMCT for Growth

CMCT

Highlights of Potential Recapitalization Plan CMCT is Exploring to Unlock Embedded Value and Enhance Growth Prospects & Trading Liquidity

Unlock Embedded Value Through Targeted Asset Sales

- » Monetize stabilized assets in Oakland, San Francisco and Washington DC to unlock embedded value that has been created since 2005 (10 assets totaling 2.7 million square feet)
- » Use net proceeds from asset sales (after repaying all senior corporate debt) and cash on hand for return of capital to common stockholders for consideration approximating NAV (~$23 per share as of June 30, 2018)[1]
- » Certain officers and directors of CMCT have expressed a willingness to reinvest their aggregate pro rata share of all net proceeds received by CIM Group and its affiliated entities from the return of capital event estimated to be ~$11 million into newly issued common shares
- » CMCT officers and directors would own ~6% of CMCT following the potential recapitalization[2]

Enhance Growth Prospects

- » Following the potential recapitalization, CMCT would have total net assets at fair value of ~$607 million[3,5] with operating properties in Los Angeles, San Francisco, Sacramento and Austin; aggregate in-place rents on remaining office properties well below market and approximately $592 million in real estate assets at fair value[3] and ~$16 million invested in real estate loans at fair value[3,6]
- » CMCT would maintain attractive development opportunities in Oakland, Austin, Washington DC, and Sacramento
- » CMCT would target same-store NOI CAGR of 4% - 6% through 2023[4]

1. After friction costs. See "Estimated Net Asset Value & NOI Forecast Reconciliation" on page 18 and "Net Asset Value" under "Important Disclosures" starting on page 18, with respect to the methodology of the calculation of NAV of CMCT.
2. Prior to the exchange offer. Estimate based on assumption all holders of Common Stock receive a return of capital pro rata. Actual repurchase price will be negotiated and approved by a committee of CMCT's Independent Directors. See "Important Disclosures" starting on page 19, and, in particular, "CMCT Pro Forma Capital Structure and CMCT Pro Forma Portfolio."
3. See "Important Disclosures" starting on page 19, and, in particular, "Net Asset Value" and "CMCT Pro Forma Capital Structure and CMCT Pro Forma Portfolio."
4. Based on cash and segment NOI. Excludes potential from development of already owned sites.
5. Represents total assets net of other liabilities, SBA 7(a) loan-backed notes, and secured borrowings.
6. Represents loans receivable net of secured borrowings and SBA 7(a) loan-backed notes.

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Potential Recap Plan Unlocks Value, Positions CMCT for Growth [Cont'd]

CMCT

Improve Trading Liquidity

- CIM Group has expressed an intent to dissolve CIM REIT[1] (which holds ~95% of CMCT's outstanding Common Stock[2]) concurrently with the potential recapitalization of CMCT and distribute any shares of CMCT Common Stock then held by it to CIM REIT's 27 institutional partners
- CMCT's public float would increase to ~94% (from ~4%), which is expected to improve trading volume and make CMCT Common Stock eligible for inclusion in in several indices
- CMCT estimates that it will be added to certain stock indices and, if so added, ~25%-30% of its outstanding Common Stock should be held by passive funds tracking such indices within 12 months following the completion of the potential recapitalization[3]
- Increased public float and trading liquidity would benefit all preferred and common stockholders and improve CMCT's access to capital (float could improve further a result of the potential exchange offer – see below)

Prudent and Flexible Capital Structure

- Continue to target capital structure consisting of 45% common equity[4]
- Anticipate no senior debt in place immediately following the potential recapitalization; plan to maintain long-term debt at minimal levels
- Target capital structure would utilize revolving debt only as a bridge for investments and working capital until it can be replaced with the issuance of common or preferred stock
- Offer Series L stockholders specified alternatives following the completion of the potential recapitalization (see page 16); evaluating options for Series A stockholders
- Re-evaluate Common Stock dividend policy after potential recapitalization

1. CMCT was the product of a merger (the "Merger") between a newly formed subsidiary of CIM Urban REIT, LLC ("CIM REIT"), a fund operated by CIM, and PMC Commercial Trust, a publicly traded real estate investment trust, consummated in Q1 2014.
2. As of September 30, 2018.
3. Assumes CMCT Common Stock is added to the CRSP US Equity Index, Russell 2000, MSCI US Real Estate and S&P SmallCap 600 following the potential recapitalization, which, together with other reasons, is expected to make CMCT Common Stock eligible for inclusion on such indices by increasing is public float. There is no guarantee that the potential recapitalization, the inclusion of CMCT Common Stock in such indices or increased public float will occur.
4. Based on fair value. See "Important Disclosures" starting on page 19 and, in particular, "Net Asset Value," with respect to the methodology of the calculation of fair value.

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Anticipated Benefits for Preferred Stockholders Immediately following the potential recapitalization, preferred stockholders would move to a more senior position as a result of the repayment of all mortgages and senior unsecured corporate debt (using proceeds from asset sales)1 Debt-to-total capitalization would decline to ~4% (from 32%)1,2,3 Significantly increased public float would improve trading liquidity of Common Stock, which is beneficial to preferred stockholders in the event shares are redeemed in exchange for common shares Increased liquidity in Common Stock would improve CMCT’s access to capital No assurance can be made that CMCT will not incur debt having rights senior to our preferred stock in the future. The calculation of debt-to-total capitalization is based on fair value. See “important Disclosures” starting on page 19 and, in particular, “Net Asset Value,” with respect to the methodology of the calculation of fair value. For the purpose of the calculation, debt is taken at face value and excludes secured borrowings, SBA 7(a) loan-backed notes, deferred financing costs on our debt, and premiums and discounts on our debt; preferred stock is taken at redemption value; and common equity is reduced by the difference between the face value and the carrying value of our debt, deferred financing costs on our debt, and the difference between the redemption value and carrying value of preferred stock. See “Important Disclosures” starting on page 19 and, in particular, “CMCT Pro Forma Capital Structure and CMCT Pro Forma Portfolio.” 6 Capital Structure1,2,3 32% Debt 4% Debt

Performance Since Launch of CMCT 7 Return based on cumulative regular and special dividends on publicly held shares since March 31, 2014, divided by initial net asset value (“NAV”), from March 31, 2014 to June 30, 2018. See “Important Disclosures” starting on page 19, and, in particular, “Net Asset Value” with respect to the methodology of the calculation of NAV of CMCT. Returns based on change in NAV per share from March 31, 2014 to June 30, 2018. “U.S. Office REITs” reflects the weighted average historical stock price and NAV performance of the companies included in the SNL US REIT Office Index as of June 30, 2018 based, for all periods indicated, on the weights attributed to each such company by such index as of June 30, 2018. The SNL US REIT Office Index is an index of certain publicly traded office REITs in the United States. The characteristics of the portfolios of assets of such companies included in “U.S. Office REITs” may differ significantly from the characteristics of CMCT’s portfolio of assets. “U.S. Office REITs” may therefore not be an appropriate benchmark for the performance of CMCT. Past performance is not a guarantee of future results. The data used in this chart is derived from SNL and filings with the U.S. Securities and Exchange Commission. 4 4 Active and Strategic Portfolio Management to Maximize Returns to Stockholders (20%) (10%) 0% 10% 20% 30% 40% Cumulative Return from Dividends 1,2 CMCT US Office REITs (20%) (10%) 0% 10% 20% 30% 40% Cumulative Return from Change in NAV per Share 2,3 CMCT US Office REITs

Performance Since Launch of CMCT [Cont’d] 8 Total return includes changes in stock price or net asset value (“NAV”) per share, as applicable, and includes all dividends declared and paid with respect to the Company’s publicly held Common Stock from March 31, 2014 to June 30, 2018. See “Important Disclosures” starting on page 19, and, in particular, “Net Asset Value” with respect to the methodology of the calculation of NAV of CMCT. “U.S. Office REITs” reflects the weighted average historical stock price and NAV performance of the companies included in the SNL US REIT Office Index as of June 30, 2018 based, for all periods indicated, on the weights attributed to each such company by such index as of June 30, 2018. The SNL US REIT Office Index is an index of certain publicly traded office REITs in the United States. The characteristics of the portfolios of assets of such companies included in “U.S. Office REITs” may differ significantly from the characteristics of CMCT’s portfolio of assets. “U.S. Office REITs” may therefore not be an appropriate benchmark for the performance of CMCT. Past performance is not a guarantee of future results. The data used in this chart is derived from SNL and filings with the U.S. Securities and Exchange Commission.  NAV per Share + Dividends  Stock Price + Dividends 3 3 Active and Strategic Portfolio Management to Maximize Returns to Stockholders (50%) (40%) (30%) (20%) (10%) 0% 10% 20% 30% 40% 50% Total Return Based on Stock Price 1 CMCT US Office REITs (50%) (40%) (30%) (20%) (10%) 0% 10% 20% 30% 40% 50% Total Return Based on NAV 1,2 CMCT US Office REITs

Post-Potential Recap: Attractive, Flexible Capital Structure 9 Prudent and Flexible Capital Structure Target Capital Structure Pro Forma Capital Structure (at fair value)1 As of June 30, 2018. Debt is taken at face value and excludes secured borrowings, SBA 7(a) loan-backed notes, deferred financing costs on our debt, and premiums and discounts on our debt; preferred stock is taken at redemption value; and common equity is reduced by the difference between the face value and the carrying value of our debt, deferred financing costs on our debt, and the difference between the redemption value and carrying value of preferred stock. See “Important Disclosures” starting on page 19 and, in particular, “CMCT Pro Forma Capital Structure and CMCT Pro Forma Portfolio.” Loans receivable, net represents loans receivable net of secured borrowings and SBA 7(a) loan-backed notes. Other net assets (liabilities) represents total assets of CMCT net of other liabilities. Common Equity , 45% Debt and Preferred Equity , 55% Real estate investments, fair value 591.9 $ Loans receivable, net 2 15.8 Proceeds from new common shares acquired by certain CMCT officers and directors 10.8 Other net assets (liabilities) 3 (11.5) Total net assets 607.0 $ Junior subordinated notes, at face value 27.1 $ 4% Preferred stock, at redemption value 283.0 47% Common equity 296.9 49% Total liabilities and equity 607.0 $ 100%

Post-Potential Recap: Growth Focused in Gateway Markets

CMCT

- Targeting same-store NOI CAGR of 4% - 6% through 2023[1]
- Excludes potential development opportunities in Oakland, Austin, Washington DC and Sacramento as well as accretive acquisitions with incremental funding from sales of common stock and preferred stock

Five Year Same Store Growth Target

Illustrative NAV[3,4]

(Same-Store Target NOI CAGR of 4%-6%)[1,3]

EXCLUDES UPSIDE FROM DIVIDENDS, DEVELOPMENT & ACCRETIVE ACQUISITIONS



Same-Store Target NOI CAGR 4%-6%1
NOI
Mark-to-market and rent increase
Pro forma NOI2
2018 Pro forma2
2023
~$35
NAV Growth3
Estimated NAV3 / Common Share ~$23
~6.3% cap rate on 2018 NOI
6/30/18 Pro forma
2023

1. Based on cash and segment NOI. Excludes potential from development of already owned sites.
2. Represents pro forma cash and segment NOI following the potential recapitalization.
3. See "Important Disclosures" starting on page 19, and, in particular, "Net Asset Value"
4. The illustrative NAV per share at 2023 is based on a number of assumptions, including an increase in NOI at 5% per year, and using the anticipated capital structure of CMCT immediately following the potential recapitalization (which is different from CMCT's target capital structure). Any changes in these assumptions will affect the ability of CMCT to achieve the illustrative NAV per share. There can be no guarantee that CMCT will be able to achieve NOI growth of 5% per year. In addition, as discussed on page 9, CMCT is targeting a capital structure that is different from CMCT's current capital structure.

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Post-Potential Recap: Growth Focused in Gateway Markets 11 Represents gross monthly base rent, as of June 30, 2018, multiplied by twelve. The amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail. Represents trailing 6-month RevPAR as of June 30, 2018, calculated by dividing the amount of room revenue by the number of available rooms. Growth Focused Portfolio Attractive Potential Development Pipeline As of June 30, 2018 Capitol Hill 270,000 / TBD Office/Multifamily South 42,000 Office Office Location Sub-Market Rentable Square Feet Annualized Rent Per Occupied SF1 San Francisco, CA 1130 Howard Street South of Market 21,194 $ 68.60 Los Angeles, CA 11620 Wilshire Boulevard West Los Angeles 194,659 40.33 4750 Wilshire Boulevard Mid-Wilshire 143,361 26.84 11600 Wilshire Boulevard West Los Angeles 55,919 52.85 9460 Wilshire Boulevard Beverly Hills 93,339 93.31 Lindblade Media Center West Los Angeles 32,428 43.85 Austin, TX 3601 S Congress Avenue South 183,885 34.69 Total Office Portfolio 724,785 $ 44.79 Hotel & Parking Location Sub-Market Rooms RevPAR2 Sacramento, CA Sheraton Grand Hotel Downtown/Midtown 503 $ 141.10 Sheraton Grand Hotel Parking Garage & Retail Downtown/Midtown - - Development Location Sub-Market Square Feet Product Oakland, CA 2 Kaiser Plaaza Lake Merritt 425,000-800,000 Office rentable square fee from 10K Washington, DC 901 N Capitol Street Capitol Hill N/A Multifamily Austin, TX 3601 S Congress Avenue South 41,785 Office from Lot b model v. 17 Sacramento, CA Sheraton Grand Hotel Parking Garage & Retail Downtown/Midtown N/A Hotel 1 Represents gross monthly base rent, as of June 30, 2018, multiplied by twelve. The amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursement to base rent. 2 9460 Wislhire Boulevard was acquired in January 2018. 3 3601 South Congress Avenue and Lindbade Media Center are each counted as one property but consist of 10 and 3 buildings, respectively.

Broaden CMCT’s Participation in CIM’s Platform 12 Urban Real Assets Infrastructure & Real Estate Stabilized Equity Opportunistic Equity Debt Value-add Equity CIM Commercial Trust Publicly Listed REIT NASDAQ: CMCT TASE: CMCT Predecessor formed in 2005 Net-lease Debt National Credit Real Estate Community Focused Strategies

Broaden CMCT’s Participation in CIM’s Platform Established Established in 1994 as an integrated owner and operator of real assets Strategies Community-focused urban real assets (real estate and infrastructure) in communities qualified by CIM and national credit (net-lease and debt) platforms Vertically-Integrated Multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing and asset management capabilities Organization 875+ employees (15 principals including all of its founders, 490+ professionals)1 Office Locations Headquartered in Los Angeles, California and has offices in Oakland, California; Bethesda, Maryland; Dallas, Texas; New York, New York; Chicago, Illinois; and Phoenix, Arizona Partners & Co-Investors Diversified institutional relationships with approximately half committing to multiple CIM products, along with an expansive retail base with more than 89,000 individual shareholders1 As of July 2018. As of June 30, 2018. See “Important Disclosures”, in particular, the section “Assets Owned and Operated” for additional details. 13 Assets Owned and Operated $29.1 billion2 CIM is a community-focused real estate and infrastructure owner, operator and lender. By utilizing their in-house expertise, we create value in our assets, which benefit our investors, and ultimately benefit the community.

Appendix

Recent CMCT Transactions 15 The examples below have been selected to generally illustrate CIM’s philosophy and may not be representative of future acquisitions. 1130 Howard Street 9460 Wilshire Boulevard Location Acquisition Date SoMa District of San Francisco, CA December 2017 Location Acquisition Date Key Attributes Beverly Hills, CA January 2018 High profile location in Beverly Hills at the corner of Wilshire Boulevard and Beverly Drive Adjacent to the Four Seasons Beverly Wilshire Hotel and Rodeo Drive Strong growth opportunity as below market rents roll to market Key Attributes Located in a vibrant neighborhood that CIM believes is the preferred location for many technology firms in the city 100% leased with weighted average term of ~6 years1 Former concrete warehouse extensively renovated in 2016-17 As of June 30, 2018. Other CIM Assets Other CIM Assets

Series L Preferred Shareholders’ Exchange Offer Following the potential return of capital event(s) and the contemplated reinvestment by certain CMCT directors and officers, Series L stockholders would have the following options1: 1 – Continue holding Series L shares Target capital structure designed to include very low level of long term debt senior to the preferred stock2 Increased public float following the potential liquidation of CIM REIT would enhance the trading liquidity of CMCT, which will be beneficial to the holder of the Series L in the event the redemption price is paid in common shares 2 – Exchange any or all shares of Series L at an amount per share equal to the Stated Value of $28.37 plus accrued and unpaid distributions for CMCT Common Stock at the same price per share at which certain directors and officers reinvest into the Company following the potential return of capital. Provides existing stockholders with the ability to participate in the enhanced growth profile of the company alongside and on the same terms as the officers and directors of CMCT Increased public float from the issuance of Common Stock should further enhance the trading liquidity of CMCT 3 – Exchange any or all shares of Series L for new Series M Preferred Stock containing an early cash redemption option Distributions would accrue at 5.5% per annum of the Series M Stated Value of $28.37, less a 4.5% reduction from the first dividend payable following the exchange to reflect the earlier redemption option CMCT would have the immediate and ongoing option, and Series M holders would have the option commencing 2 years after the issuance, to redeem the shares in cash at a price equivalent to 96.25% of the Series M Stated Value, which reflects the stockholders basis on issuance, adjusted for currency translation (after commitment fee and original issuance discount) 16 Exchange offer would be subject to various conditions as described in the Registration Statement. No assurance can be made that CMCT will not incur debt having rights senior to our preferred stock in the future.

Assets Targeted For Sale 17 Represents gross monthly base rent, as of June 30, 2018, multiplied by twelve. The amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail. As of June 30, 2018 Location Sub-Market Rentable Square Feet Annualized Rent Per Occupied SF1 Northern California Oakland, CA 1 Kaiser Plaza Lake Merritt 534,423 $ 41.07 2101 Webster Street Lake Merritt 471,337 41.04 1901 Harrison Street Lake Merritt 280,610 45.18 1333 Broadway City Center 251,155 41.08 2100 Franklin Street Lake Merritt 216,828 41.45 2353 Webster Street Parking Garage Lake Merritt - - Total Oakland, CA 1,754,353 41.69 San Francisco, CA 260 Townsend Street South of Market 66,682 73.51 Total San Francisco, CA 66,682 73.51 Total Northern California 1,821,035 $ 42.93 East Washington, DC 999 N Capitol Street Capitol Hill 315,983 $ 46.66 899 N Capitol Street Capitol Hill 314,667 52.84 830 1st Street Capitol Hill 247,337 43.60 Total Washington, DC 877,987 47.78 Total East 877,987 $ 47.78 Total Portfolio 2,699,022 $ 44.47 1 Represents gross monthly base rent, as of June 30, 2018, multiplied by twelve. The amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursement to base rent. 2 9460 Wislhire Boulevard was acquired in January 2018. 3 3601 South Congress Avenue and Lindbade Media Center are each counted as one property but consist of 10 and 3 buildings, respectively.

Estimated Net Asset Value & NOI Forecast Reconciliation

CMCT

Estimated Net Asset Value[1]

($ in thousands, except for shares and per share amounts) (Unaudited)

Estimated NAV		Estimated NAV per Share of Common Stock Outstanding
Investments in real estate - at fair value	$1,820,807	
Loans receivable - at fair value	73,409	
Debt [2]	-645,653	
Cash and other assets net of other liabilities	73,171	
Noncontrolling interests	-1,026	
Redeemable Series A Preferred Stock	-49,059	
Redeemable Series L Preferred Stock	-207,845	
Estimated NAV available to Common Stockholders	**$1,063,804**	**$24.29**
Less adjustments [3]	-58,027	
Estimated NAV available to Common Stockholders after adjustments	**$1,005,777**	**$22.97**
Shares of Common Stock outstanding		**43,795,073**

Twelve Months Ended December 31, 2018 (Forecast)

(in thousands) (Unaudited)		FY 2018
Cash NOI from Properties Targeted for Sale	$	64,919
Cash NOI from Remaining Properties		34,619
Properties' Cash NOI		99,538
Non-Cash Adjustments		4,641
Properties' Segment NOI		104,179
Lending Segment NOI		4,148
Segment NOI		108,327
Asset Management and Other Fees to Related Parties		(22,328)
Interest Expense		(27,856)
General and Administrative		(5,550)
Transaction Costs		(344)
Depreciation and Amortization		(49,704)
Income Before Provision for Income Taxes		2,546
Provision for Income Taxes		(718)
Net Income		1,828
Net Income Attributable to Non-Controlling Interests		(40)
Net Income Attributable to the Company		1,788
Series A and L Preferred Dividends[4]		(15,400)
Net Income (Loss) Attributable to Common Stockholders	**$**	**(13,613)**

1. As of June 30, 2018. See "Net Asset Value" under "Important Disclosures" on page 19."
2. Excludes secured borrowings on government guaranteed loans, which are included with cash and other assets net of other liabilities.
3. Represents transaction costs expected to be incurred in connection with the potential recapitalization plan and other matters described herein, and the difference between the face value and the carrying value of CMCT's debt and the difference between the redemption value and carrying value of CMCT's redeemable preferred stock. See "Important Disclosures" starting on page 19 and, in particular, "CMCT Pro Forma Capital Structure and CMCT Pro Forma Portfolio."
4. Assumes ~307,000 shares of Series A Preferred Stock issued in Q3'18 and no shares issued in Q4'18.

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Important Disclosures 19 Assets Owned and Operated Assets Owned and Operated (AOO) represents the aggregate assets owned and operated by CIM on behalf of partners (including where CIM contributes alongside for its own account) and co-investors, whether or not CIM has discretion, in each case without duplication. AOO includes total gross assets at fair value, with real assets presented on the basis described in the Book Value disclosure and operating companies presented at gross assets less debt, as of June 30, 2018 (the “Report Date”) (including the shares of such assets owned by joint venture partners and co-investments), plus binding unfunded commitments. The only investment currently held by CIM REIT consists of shares of CMCT Common Stock; the Book Value of CIM REIT is determined by assuming the underlying assets of CMCT are liquidated based upon the third-party appraised value, which represents the assets’ third-party appraised value as of December 31, 2017 plus capital expenditures though June 30, 2018. CIM does not view the market price of CMCT’s publicly-traded Common Stock to be a meaningful indication of the fair value of CIM REIT’s interest in CMCT due to the fact that the publicly-traded shares of CMCT represent less than 5% of the outstanding shares of CMCT and are thinly-traded. AOO also includes the $0.3 billion of AOO attributable to CIM Compass Latin America (CCLA), which is 50% owned and jointly operated by CIM. AOO for CMMT Partners, L.P. (which represents assets under management), a perpetual-life real estate debt fund, is $0.5 billion as of the Report Date. Book Value for each investment generally represents the investment’s book value as reflected in the applicable fund’s unaudited financial statements as of the Report Date prepared in accordance with U.S. generally accepted accounting principles on a fair value basis. These book values generally represent the asset’s third-party appraised value as of the Report Date, but in the case of CIM’s Cole Net-Lease Asset strategy, book values generally represent undepreciated cost (as reflected in SEC-filed financial statements). Net Asset Value (NAV) represents the distributable amount based on a “hypothetical liquidation” assuming that on the date of determination that: (i) investments are sold at their Book Values; (ii) debts are paid and other assets are collected; and (iii) appropriate adjustments and/or allocations between equity partners are made in accordance with applicable documents, as determined in accordance with applicable accounting guidance. Net Asset Value Any estimated NAV contained herein shall not be treated as the “Applicable NAV” for purposes of CMCT’s Series A Preferred Stock offering. Neither the Financial Industry Regulatory Authority nor the Securities and Exchange Commission provides rules on the methodology we must use to determine our estimated NAV per share. The determination of estimated NAV involves a number of subjective assumptions, estimates and judgments that may not be accurate or complete. We believe there is no established practice among public REITs for calculating estimated NAV. Different firms using different property-specific, general real estate, capital markets, economic and other assumptions, estimates and judgments could derive an estimated NAV that is significantly different from our estimated NAV. Thus, other public REITs’ methodologies used to calculate estimated NAV may differ materially from ours. Additionally, the estimated NAV does not give effect to changes in value, investment activities, capital activities, indebtedness levels, and other various activities occurring after June 30, 2018 that would have an impact on our estimated NAV. The estimated NAV per share of Common Stock of $22.97 was calculated by reducing the estimated NAV per share of Common Stock, as of June 30, 2018, of $24.29, by transaction costs expected to be incurred in connection with the potential recapitalization, the Exchange Offer, and the difference between the face value and the carrying value of our debt and the redemption value and carrying value of our redeemable preferred stock. The estimated NAV per share of Common Stock, as of June 30, 2018, of $24.29, was calculated relying in part on appraisals of our real estate assets and the assets of our lending segment. The table “Estimated Net Asset Value” on page 18 sets forth the material items included in the calculation of our estimated NAV. We engaged various third party appraisal firms to perform appraisals of our real estate assets and the assets of our lending segment as of December 31, 2017. Except for one office property acquired in December 2017 and one office property acquired in January 2018, which were based on the purchase price (including transaction costs that were capitalized and assumption of liabilities) negotiated with the unrelated third-party sellers, the fair values of our investments in real estate were based on appraisals obtained as of December 31, 2017, plus capex additions, at cost, incurred thereafter. The December 31, 2017 appraisals were performed in accordance with standards set forth by the American Institute of Certified Public Accountants. Each of our appraisals were prepared by personnel who are subject to and in compliance with the code of professional ethics and the standards of professional conduct set forth by the certification programs of the professional appraisal organizations of which they are members. The fair values of the assets of our lending segment were based on an appraisal obtained as of December 31, 2017 plus loan activity at cost incurred thereafter.

Important Disclosures 20 CMCT Pro Forma Capital Structure and CMCT Pro Forma Portfolio The following assumptions were used: Targeted Sales of Properties. CMCT is actively exploring the potential sale (the “Potential Sale”) of a portfolio of properties, including five office properties and a parking garage in Oakland, California, three office properties in Washington, D.C., and one office property in San Francisco, California In connection with the Potential Sale, the assets and liabilities associated with the Potential Sale, with the exception of property-level cash, which is assumed to be retained by CMCT, and property level restricted cash, which is assumed to be converted to unrestricted cash upon sale and retained by CMCT, were eliminated. These adjustments also include the net cash proceeds assumed to be received upon the closing of the Potential Sale. The net cash proceeds assumed to be received upon the closing of the properties to potentially be sold, as determined by third-party appraisal firms as of December 31, 2017, and deducting (1) any related mortgage debt on the properties (assumed to be assumed by the respective buyer(s)), (2) costs, based on the applicable loan agreements, that would be incurred to transfer the related mortgage debt to the buyers, and (3) estimated selling expenses, which were estimated based on expected broker fees, transfer taxes applicable to the location of the properties, and expenses expected to be incurred in connection with the Potential Sale. As no letters of intent or purchase and sale agreements have been executed, actual proceeds could differ materially from those reflected herein. Potential Repayment of Certain Indebtedness. If the Potential Sale occurs, CMCT intends to use a portion of the net proceeds from the Potential Sale to repay any balances then outstanding on its unsecured term loan facility (the “Potential Repayment of Unsecured Term Loan Facility”). If the Potential Repayment of Unsecured Term Loan Facility occurs, CMCT will terminate three interest rate swaps that effectively convert the floating rate on its unsecured term loan facility to a fixed rate. In connection with the Potential Repayment of Unsecured Term Loan Facility, the outstanding balance on its unsecured term loan facility, the related deferred financing costs and related accumulated amortization, and the interest rate swaps were eliminated, and cash received in connection with the Potential Sale was reduced by the cash used in connection with the Potential Repayment of Unsecured Term Loan Facility, less cash assumed to be received in connection with the termination of the interest rate swaps. Return of Capital to Holders of Common Stock. The net proceeds from the Potential Sale remaining following the Potential Repayment of Unsecured Term Loan Facility, as well as a portion of CMCT’s unrestricted cash balances, would be used to return capital to holders of CMCT Common Stock (the “Potential Return of Capital Event”) at prices approximating the NAV per share of Common Stock in one or more transactions, which may take the form of a special dividend, private repurchase or tender offer. The estimated number of shares to be repurchased, canceled and retired of 31,345,233 was determined by assuming proceeds from the Potential Return of Capital Event of $720,000,000 divided by an estimated NAV per share of CMCT’s Common Stock of $22.97 (the “June 30, 2018 Purchase Price”), which was calculated by reducing the estimated NAV per share of CMCT Common Stock, as of June 30, 2018, of $24.29 by transaction costs expected to be incurred in connection with the Potential Sale as described above, the Potential Return of Capital Event, an exchange offer (the “Exchange Offer”) involving shares of CMCT’s Series L Preferred Stock for shares of either CMCT’s Common Stock or newly issued series of CMCT’s Preferred Stock, and the difference between the face value and the carrying value of CMCT’s debt and the difference between the redemption value and face value of CMCT’s redeemable preferred stock. Estimated fees and expenses associated with the Potential Return of Capital Event were based on the actual fees and expenses incurred in similar transactions previously consummated by CMCT. To the extent the actual sales proceeds from the Potential Sale differ from the estimated sales proceeds used, or the size of the Potential Return of Capital Event differs from that used herein, the magnitude of any Potential Return of Capital Event and the number of shares bought back may differ materially from the assumptions used herein. Sale of Common Stock. Certain directors and officers of CMCT have informed CMCT that they intend to reinvest their pro rata share of all net proceeds received by CIM Group and its affiliated entities in connection with the Potential Return of Capital Event into newly issued shares of CMCT Common Stock (the “Potential CIM Investment”). The amount of such potential purchase will primarily depend on the actual size of the Potential Return of Capital Event described above. The purchase price of each share of Common Stock is assumed to be the June 30, 2018 Purchase Price, as described above. CIM REIT Liquidation. CIM REIT beneficially owns approximately 95% of CMCT’s outstanding Common Stock. If the Potential Sale and Potential Return of Capital Event occur, CIM Group intends to liquidate CIM REIT by distributing to its members, consisting of 27 institutional investors, all remaining shares of CMCT Common Stock then held by CIM REIT. Following the transactions described above, CMCT intends to commence the Exchange Offer. CMCT Pro Forma Capital Structure does not reflect the impact of the Exchange Offer, except for a reduction in cash for certain estimated transaction costs we expect to incur in connection with the Exchange Offer.

Important Disclosures 21 Sale of Common Stock. Certain directors and officers of CMCT have informed CMCT that they intend to reinvest their pro rata share of all net proceeds received by CIM Group and its affiliated entities in connection with the Potential Return of Capital Event into newly issued shares of CMCT Common Stock (the “Potential CIM Investment”). The amount of such potential purchase will primarily depend on the actual size of the Potential Return of Capital Event described above. The purchase price of each share of Common Stock is assumed to be the June 30, 2018 Purchase Price, as described above. CIM REIT Liquidation. CIM REIT beneficially owns approximately 95% of CMCT’s outstanding Common Stock. If the Potential Sale and Potential Return of Capital Event occur, CIM Group intends to liquidate CIM REIT by distributing to its members, consisting of 27 institutional investors, all remaining shares of CMCT Common Stock then held by CIM REIT. Following the transactions described above, CMCT intends to commence the Exchange Offer. CMCT Pro Forma Capital Structure does not reflect the impact of the Exchange Offer, except for a reduction in cash for certain estimated transaction costs we expect to incur in connection with the Exchange Offer.